EXHIBIT 25.1

SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

601 Second Avenue South
Minneapolis, MN                                                                                                                                                                                        55402
(Address of principal executive offices)                                                                                                                                           (Zip Code)

Melissa A. Rosal
U.S. Bank National Association
209 S. LaSalle Street, Suite 300
Chicago, Illinois 60604
Telephone (312) 325-8904
(Name, address and telephone number of agent for service)
CATERPILLAR FINANCIAL ASSET TRUST 2006-A
(Issuer with respect to the Securities)
CATERPILLAR FINANCIAL FUNDING CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada                                                                                                                                                                                               88-0342613
(State or other jurisdiction of incorporation or organization)                                                            (I.R.S. Employer Identification No.)

Greenview Plaza
4040 S. Eastern Avenue, Suite 344
Las Vegas, NV                                                                                                                                                                                           89119
(Address of Principal Executive Offices)                                                                                                                                        (Zip Code)

Caterpillar Financial Asset Trust 2006-A
(Title of the Indenture Securities)

FORM T-1

Item 1.                       GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
                                                Comptroller of the Currency
                                                Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers
                                                Yes

Item 2.                      AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
                                   None

Items 3-15              Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                  LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2006, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4,
                               Registration Number 333-128217 filed on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 7th day of June, 2006.

                                         U.S. BANK NATIONAL ASSOCIATION

                                         By: /s/ Melissa A. Rosal
                                    Melissa A. Rosal
                                    Vice President

By: /s/ Patricia M. Child
       Patricia M. Child
     Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 7, 2006

                                                                                                                                      By: /s/ Melissa A. Rosal
                                                                                                                                             Melissa A. Rosal
                                             Vice President

By: /s/ Patricia M. Child
     Patricia M. Child
      Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2006

($000’s)

3/31/2006
Assets
Cash and Due From Depository Institutions	$7,050,967
Securities	39,215,391
Federal Funds	3,114,744
Loans & Lease Financing Receivables	135,184,791
Fixed Assets	1,737,385
Intangible Assets	11,754,046
Other Assets	10,882,988
Total Assets	$208,940,312

Liabilities
Deposits	$132,810,195
Fed Funds	12,304,517
Treasury Demand Notes	-
Trading Liabilities	252,318
Other Borrowed Money	28,673,468
Acceptances	-
Subordinated Notes and Debentures	6,432,494
Other Liabilities	6,859,284
Total Liabilities	$187,332,276

Equity
Minority Interest in Subsidiaries	1,029,155
Common and Preferred Stock	18,200
Surplus	11,804,040
Undivided Profits	8,756,641
Total Equity Capital	$21,608,036

Total Liabilities and Equity Capital	$208,940,312

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:  /s/Melissa A. Rosal
             Vice President

Date: June 7, 2006